Exhibit 99.2

Enertopia Corporation Engages Apex Geoscience for 43-101 Report

Kelowna, British Columbia--(Newsfile Corp. - June 28, 2023) - Enertopia Corporation (OTCQB: ENRT) (CSE:ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & provisional patents in the green technology space, is very pleased to provide the following update.

In anticipation of creating our inaugural National Instrument 43-101 technical report (technical report) for our West Tonopah Lithium project, we have selected APEX Geoscience Ltd. (APEX) in Edmonton, AB to provide a summary of material scientific and technical information concerning mineral exploration, development next steps.

The technical report will be a summary of all drill intersections from the past two years of drilling and the key findings of our program and will be based upon information collected in a reliable manner using CIM exploration best practice guidelines (2018).  APEX and their Qualified Person are wholly independent of the company and the property.

Timeline & Financial Position:

In less than two years the company has taken the West Tonopah Lithium project from a high-risk grass roots exploration project to pending mineral resource, in a highly active Lithium mining region, surrounded by the likes of American Lithium ($450M USD market cap) & American Battery Technology Company ($521M USD market cap). The QP has been unable to verify the adjacent property information, and therefore, the information is not necessarily indicative to the mineralization on the property that is the subject of the pending technical report.

In that timeframe, Enertopia has managed to complete two drill programs, and will now be proceeding with an inaugural resource report and the next steps to continue moving the project forward.

Enertopia is well funded and positioned to continue the advancement of the West Tonopah project through all the necessary steps to provide investors with a pending resource estimate of the property.

"Much as we were able to take our Clayton Valley asset from exploration to sale (May 5th, 2022 PR), we are currently on track to deliver another quality technical report to our investors.  Along with the creation of the technical report, we also look forward to a steady stream of news and advancements in 2023, not only from Enertopia but also from other Companies operating in the immediate area as work progresses." Stated President Robert McAllister.

The Qualified Person:

The technical data in this news release have been reviewed and approved by Randy Henkle, P. Geol. a qualified person under the terms of NI 43-101.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the drilling will result in an economic deposit or have any positive impact on Enertopia. There can be no assurance that the four pending patents will become patents and have a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC and CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.